  EXHIBIT 99.1

Boatim Inc. Announces the Appointment of Ben Salter as Chief Financial Officer

Miami, Dec. 21, 2020 (PR Newswire) - - Boatim Inc. (OTCQB: BTIM), a data-driven global online marketplace for buying and selling boats and yachts, announces today the appointment of Benjamin L. Salter as member of the Board of Directors effective immediately and as Chief Financial Officer (CFO), commencing January 1, 2021.

Mr. Salter will be responsible for scaling the internal finance and reporting capabilities of Boatim as well as further developing our systems in performance tracking, governance, and accounting. With several years’ experience in corporate finance, he will also contribute substantially to secure Boatim’s future project-related funding requirements and oversee most of our Investor Relations activities.

“I am extremely excited to join the Boatim team as the company enters an important growth phase in 2021”, he commented, “and I look forward to enabling the company to bring its exciting vision of a digitally connected boating market to as many customers and users as possible.”

“Having Ben come aboard gives me a lot of confidence that Boatim now assembles all necessary core competencies in-house to cope with the fast growth we expect for 2021, as it becomes increasingly important to have innovative product rollouts underpinned by sound corporate governance and financial frameworks. We are all very much looking forward to working with Ben, who has already impressed our board and shareholders while consulting for Boatim over the last few months”, says Wolfgang Tippner, CEO.

Ben has worked with public and private companies for more than 18 years, mainly in corporate and commercial finance and M&A. His prior engagements include Ernst & Young, Bank of America, VP at Citigroup, and various finance and corporate development roles at Syngenta. He holds a Chartered Accountancy qualification from ICAS in the UK, a BA from the University of Oxford, and an MSc in Finance from the University of London.

About Boatim Inc.

Boatim Inc. (OTCQB: BTIM) is a globally operating online marketplace and special interest social network for both the boating industry and boat users.

Boatim Inc. was founded in 2018 and now employs 21 people in Miami (USA) and Barcelona (Spain). The technology startup provides industry-specific software, aimed at facilitating the process of buying and selling boats online.

On Boatim.com the boating industry can sell and promote products and connect with a fast-growing potential customer base, while boat users can explore and buy boats, and connect with like-minded people and brands. The platform, that can be accessed through both mobile devices and desktop, generates revenues through listing placements and subscription plans, as well as on-platform ads. Thanks to the great business model scalability, more revenue streams are planned to be added soon.

Since August 2019 the privately funded startup has become a publicly listed entity, trading at the OTCQB Venture Market under the trading symbol BTIM.

https://investor.boatim.com

https://www.otcmarkets.com/stock/BTIM

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on Dec 2, 2020, which is available via the SEC website at www.sec.gov. Additional information has also been set forth in our Annual Report on Form 10-K for the year ended Aug 31, 2020. In addition, please note that the date of this press release is Dec. 21, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.